Exhibit 5.1

Proskauer Rose LLP 2049 Century Park East, 32nd Floor Los Angeles, CA 90067-3206

May 9, 2016

Ares Management, L.P.

2000 Avenue of the Stars,

12th Floor

Los Angeles, CA 90067

Ladies and Gentlemen:

We have acted as counsel to Ares Management, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the issuance and sale by the Partnership from time to time of an indeterminate number of (i) common units representing limited partner interests in the Partnership (the “Common Units”) and (ii) preferred units (the “Preferred Units”) as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act. The Common Units and the Preferred Units are hereinafter referred to collectively as the “Securities.”

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, limited partnership records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of limited partnership of the Partnership in the form filed as Exhibit 4.1 to the Registration Statement (incorporated by reference to Exhibit 3.1 to the Partnership’s Annual Report on Form 10-K (File No. 001-36429) filed with the SEC on February 29, 2016); (ii) the amended and restated agreement of limited partnership among Ares Management GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the limited partners party thereto (collectively, the “Limited Partners”), in the form filed as Exhibit 4.2 of the Registration Statement (the “Partnership Agreement”) (incorporated by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K (File No. 001-36429) filed with the SEC on May 7, 2014) and (iii) the Registration Statement, together with the exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed, without independent verification:

1.            the accuracy of certificates of public officials and officers of the Partnership and the General Partner;

2.            the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies;

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3.            that the Limited Partners will not participate in the control of the business of the Partnership;

4.            that prior to the delivery of the Securities, the member of the General Partner and the Board of Directors of the General Partner shall have duly established the terms of the Securities and duly authorized the issuance and sale of the Securities and such authorization shall not have been modified or rescinded;

5.            that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;

6.            that a supplement to the Prospectus will have been prepared and filed with the SEC describing the Securities offered thereby;

7.            that the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate supplement to the Prospectus;

8.            that a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

9.            that all parties to agreements involving the issuance or sale of the Securities will perform their obligations thereunder in compliance with the terms of such documents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts after the Registration Statement is declared effective, that:

1.            With respect to the Common Units, when (i) the member of the General Partner and the Board of Directors of the General Partner have taken all necessary action to approve the issuance and sale of the Common Units, the terms of the offering thereof and related matters and (ii) when issued in accordance with the provisions of the Partnership Agreement and distributed in accordance with the terms of an underwriting agreement or other sale agreement approved by the Board of Directors of the General Partner, and upon payment of the consideration provided therein, the Common Units will be validly issued and holders of the Common Units will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Common Units.

2.            With respect to the Preferred Units, when the member of the General Partner and the Board of Directors of the General Partner have taken all necessary action to approve the issuance and sale of the Preferred Units, the terms of the offering thereof and related matters and (ii) when issued in accordance with the provisions of the Partnership Agreement and distributed in accordance with the terms of an underwriting agreement or other sale agreement approved by the Board of Directors of the General Partner, and

upon payment of the consideration provided therein, the Preferred Units will be validly issued and holders of the Preferred Units will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Preferred Units.

This opinion is based upon and expressly limited in all respects to the Delaware Revised Uniform Limited Partnership Act and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. The reference and limitation to the “Delaware Revised Uniform Limited Partnership Act” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP